CERTIFICATE OF AMENDMENT
                                       TO
                            THE CERTIFICATE OF TRUST
                                       OF
                          PIONEER LARGE-CAP VALUE FUND


         This Certificate of Amendment to the Certificate of Trust of Pioneer Large-Cap Value Fund (hereby renamed "Pioneer Large Cap Value Fund") (the "Trust") is filed in accordance with the provisions of the Delaware Business Trust Act (12 Del. C. Section 3810 (b)(1) et seq.) and sets forth the following:

o FIRST: The name of the Trust is Pioneer Large-Cap Value Fund (hereby renamed "Pioneer Large Cap Value Fund")

o SECOND: AMENDMENT. The name of the Trust is changed from "Pioneer Large-Cap Value Fund" to "Pioneer Large Cap Value Fund."

o        THIRD: This amendment shall become effective immediately upon filing.


         IN WITNESS WHEREOF, the undersigned has executed this instrument as of this 24th day of January, 2002.


         /S/ JOHN F. COGAN, JR.
         John F. Cogan, Jr., as Trustee and not individually